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Exhibit 10.27

                      SUPPLY AGREEMENT FOR HTC(TM) GRIDS
                      ----------------------------------


     This Supply Agreement (this "Agreement") dated as of this 23rd day of August, 2000, is made by and between Tecomet Inc., a Massachusetts corporation with offices located at 115 Eames Street, Wilmington, Massachusetts 01887 ("Tecomet" or "Seller") and Trex Medical Systems Corporation, a Delaware corporation with offices located at 37 Apple Ridge Road, Danbury, Connecticut 06810 ("Trex Medical" or "Buyer"). Tecomet and Trex Medical are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

     WHEREAS, Tecomet currently manufactures and supplies to Trex Medical all of Trex Medical's requirements for Air Cross Grids for use in x-ray mammography products ("HTC(TM) Grids"); and

     WHEREAS, Tecomet desires to continue to supply HTCTM Grids to Trex Medical, and Trex Medical desires to continue to purchase HTC(TM) Grids from Tecomet; and

     WHEREAS, on the effective date of this Agreement the Parties are also entering into an Agreement for Use of HTC(TM) Grid Technology, setting forth their rights and obligations relative to use of that Technology (as defined in the Agreement for Use of of HTC(TM) Grid Technology) and related Patents (as defined in the Agreement for Use of of HTC(TM) Grid Technology);

     NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

     1.   Exclusive Purchase and Sale.  Subject to the terms and conditions of
          ---------------------------
this Agreement, Tecomet agrees to sell exclusively to Trex Medical, and Trex Medical agrees to purchase exclusively from Tecomet, all of Trex Medical's requirements of HTC(TM) Grids, and Tecomet shall have exclusive, royalty-free rights under the Technology and the Patents to manufacture HTC(TM) Grids. Except as otherwise provided in this Agreement or in the Agreement for Use of HTC(TM) Grid Technology, Tecomet shall not sell HTC(TM) Grids to any third party and Trex Medical shall not purchase HTC(TM) Grids from any third party, so long as Tecomet is capable of supplying all of such Trex Medical needs on a delivery schedule satisfactory to Trex Medical. Tecomet shall monitor material supply lead times, and shall use all commercially reasonable efforts to assure continuous supply of HTC(TM) Grids, and the HTC(TM) Grids shall continue as in the past to be delivered under "acceptance criteria" methodology.

     2.   Purchase Orders for HTCTM Grids
          -------------------------------

          2.1  Submittal and Acceptance.  Purchase orders placed by Trex Medical
               ------------------------
for HTC(TM) Grids shall be submitted to Tecomet in writing specifying the quantities and types of HTC(TM) Grids and their desired delivery dates. All orders are subject to written acceptance by
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Tecomet.

          2.2  Prices.  Prices for HTC(TM) Grids purchased and sold under this
               ------
Agreement shall be as specified on Schedule A of this Agreement or as otherwise mutually agreed to by the Parties. All prices are EXW Tecomet's place of business in Woburn, Massachusetts. For HTC(TM) Grids purchased and sold under this Agreement Trex Medical shall pay sales or use taxes, if any are due, and Tecomet shall pay any other federal, state, local or foreign taxes or other governmental charges upon its manufacture or sale of the HTC(TM) Grids.

          2.3  Acceptance, Packaging and Marking.  Unless otherwise agreed in
               ---------------------------------
writing by the Parties, all HTC(TM) Grids supplied pursuant to this Agreement shall be subject to the acceptance and packaging and marking practices utilized by the Parties for the supply of HTC(TM) Grids immediately prior to the effective date of this Agreement.

          2.4  Cancellation of Orders.  In the event Trex Medical cancels all or
               ----------------------
part of an order for HTC(TM) Grids which has been previously agreed to by the Parties, Trex Medical shall pay to Tecomet one hundred and ten percent (110%) of the non-recoverable costs reasonably incurred by Tecomet in connection with work performed or to be performed on the cancelled HTC(TM) Grids.

     3.   Tooling.  Trex Medical shall fund the purchase (as per P.O. x467446)
          -------
of new glass tooling previously discussed with Tecomet, and Trex Medical shall be the owner of all such tooling paid for by Trex Medical. Trex Medical's obligation to fund the purchase of such tooling shall be limited to $200,000. If such new glass tooling reduces Tecomet's costs of manufacturing HTC(TM) Grids, after the first six months of implementation, Tecomet and Trex Medical shall share equally all such cost reductions. Tecomet shall retain custody and control of the tooling used for manufacture of HTC(TM) Grids (the tooling embodies Tecomet proprietary information) and shall at its expense take all reasonable actions to maintain the tooling in good condition.

     4.   Forecasts.  To assist Tecomet in managing its inventory of raw
          ---------
materials for HTC(TM) Grids and its manufacture of HTC(TM) Grids, on or prior to the last day of each calendar quarter Trex Medical shall provide to Tecomet a written forecast of the quantities of HTC(TM) Grids (for each part number of Schedule A) which Trex Medical expects to purchase during each month of the following twelve-month period. Such forecasts shall represent Trex Medical's best estimate of its requirements for HTC(TM) Grids, but shall not be binding on the Parties or obligate either Party to purchase or supply a specific quantity of HTC(TM) Grids.


     5.   Warranties.  Tecomet warrants that the HTC(TM) Grids it manufactures
          ----------
and sells to Trex Medical shall (i) be of good quality and workmanship, (ii) be free from defects in material or workmanship, and (iii) conform to all specifications applicable to the orders for HTC(TM) Grids. In the event of a claim for breach of warranty made in writing by Trex Medical to Tecomet within six (6) months following the delivery of an HTC(TM) Grid to Trex Medical, Tecomet shall at its expense, repair or replace (at its option) any defective HTC(TM) Grids.

THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER

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WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING WITHOUT
LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).


No remedy available to Buyer for any breach of any warranties hereunder shall be limited except to the extent and in the manner expressly agreed upon by Buyer in an executed document which specifies such limitation. Buyer's approval of any sample or acceptance of any HTC(TM) Grid shall not relieve Seller from responsibility to deliver goods and to perform services conforming, in all respects, to the sample. These warranties shall not be deemed waived either by reason of Buyer's acceptance of HTC(TM) Grids or by payment for them and shall survive delivery.

     6.   Term/Termination.
          ----------------

     (a) Provided the Parties execute the Agreement for Use of HTC(TM) Grid Technology referred to in the fourth paragraph of this Agreement on the same date as the execution of this Agreement, this Agreement shall be effective as of the date first set forth above. Except as otherwise provided herein, the term of this Agreement shall be for a period of three (3) years from the date hereof and shall automatically renew for additional one (1) year periods unless either Party gives written notice of termination to the other Party at least six months prior to the expiration of the current term.

     (b) Upon the occurrence of a breach or default as to any obligation hereunder by either Party and the failure of the breaching Party to cure such breach or default within thirty (30) days after receiving written notice thereof from the non-breaching Party, this Agreement may be terminated by the non-breaching Party by giving written notice of termination to the breaching Party, such termination being immediately effective upon the giving of such notice of termination.

     (c) The Parties acknowledge that as of the effective date of this Agreement, the lead time for Tecomet to obtain the material it uses in manufacturing the HTC(TM) Grids is substantial - up to sixty (60) weeks, and the Parties agree that as long as Tecomet exercises all commercially reasonable efforts to obtain the necessary materials to fill Trex Medical's orders for HTC(TM) Grids, Tecomet's failure to deliver HTC(TM) Grids based solely on inability to obtain such material shall not constitute a breach of this Agreement.

    (d) Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either Party, or either Party becoming subject to a composition for creditors, whether by law or agreement, or either Party going into receivership or otherwise becoming insolvent (such Party hereinafter referred to as the "insolvent party"), this Agreement may be terminated by the other Party by giving written notice of termination to the insolvent Party, such termination being immediately effective upon the giving of such notice of termination.

     (e) In the event of termination for Tecomet's breach, or by Trex Medical for reasons specified in Section 6(d) above, Tecomet will cooperate in the transfer, to Trex Medical or a third-party supplier specified by Trex Medical, of the Trex Medical-owned tooling for HTC(TM) Grids which is in Tecomet's possession and shall make the Technology available to Trex Medical or such supplier, as the case may be, to the extent necessary for, and for the limited

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

purpose of, manufacturing HTC(TM) Grids; provided, however, that following such
                                         --------  -------
transfer, Trex Medical shall pay Tecomet a royalty of five percent (5%) of the purchase price of each HTC(TM) Grid that Trex Medical manufactures or purchases from the third-party supplier.

     (f) Sections 3, 5, 6(e), 6(f), 7, 8, 9, and 10 shall survive termination of this Agreement. Following termination Tecomet shall have no further right to manufacture HTC(TM) Grids without the prior written consent of Trex Medical.

     7.   Indemnification / Liability.
          ---------------------------

     (a) Each Party (the "Indemnitor") shall indemnify, defend, and hold harmless the other Party and its officers, directors, employees, and agents (collectively, "the Indemnitee") from and against any claim, demand, suit, or action (including without limitation attorneys' fees and disbursements and court costs) which are asserted against the Indemnitee for any damage to property or injury to persons arising out the negligent acts or omissions of the Indemnitor in performance of this Agreement; provided, however, that the Indemnitee shall be obligated to furnish prompt notice of the claim, demand, suit, or action, and to allow the Indemnitor to assume the defense thereof, and at the request and cost of the Indemnitee to furnish reasonable cooperation and assistance in such defense.

     (b) In no event shall either Party be liable to the other for special, incidental, indirect, punitive, or consequential damages (including, but not limited to, loss of profits, loss of goodwill, or damages for loss of data or loss of use) arising out of the manufacture, sale, purchase, use, or disposition of the HTC(TM) Grids, even if such Party has been advised of the possibility of such damages or is negligent.

     8.   Confidentiality.  Each Party agrees not to disclose confidential
          ---------------
aspects of the Technology to others except as required in connection with the manufacture, purchase, sale, and use of the HTC(TM) Grids as permitted by this Agreement. Each such disclosure shall be subject to a confidential disclosure agreement obligating the recipient to maintain the disclosed information in confidence.

     9.   Notices.  All notices given under this Agreement shall be in writing
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and shall be addressed to a Party at its address set forth in the first paragraph of this Agreement, or to such other address or addresses as shall from time to time be designated by written notice by either Party to the other as herein provided. All notices shall be sent by registered or recorded delivery, postage pre-paid and return receipt requested, or by overnight courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the day of its receipt (or, if such day is not a business day, the next succeeding business day).

     10.  Miscellaneous.
          -------------

          10.1  Governing Law.  This Agreement and any controversies arising
                -------------
out of it shall be governed by the internal laws of the Commonwealth of Massachusetts without reference to its choice of law provisions.

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          10.2  Entire Agreement.  Except for the Agreement for Use of HTC(TM)
                ----------------
Grid Technology referred to in the fourth paragraph of this Agreement, which shall remain in effect according to its terms and conditions, this Agreement constitutes the entire understanding of the Parties with respect to the purchase and sale of HTC(TM) Grids and supersedes and terminates all prior discussions, agreements and understandings relative thereto.

          10.3  Independent Parties.  Each Party shall be an independent
                -------------------
contractor, and the relationship between the Parties shall not be construed to be that of an employer and employee, or to constitute a partnership, joint venture, or agency of any kind.

          10.4  Amendments / Conflicts.  This Agreement may only be amended in a
                ----------------------
writing signed by both Parties. In the event of a conflict between any provision of this Agreement and that of a quotation, order, acknowledgment, or other document relative to the purchase or sale of HTC(TM) Grids, this Agreement shall prevail unless such other document is signed by both Parties and includes specific reference to the provision(s) of this Agreement to be amended or altered.

          10.5  Succession and Assignment.  This Agreement shall be binding upon
                -------------------------
and inure to the benefit of the Parties and their successors and permitted transferees. Except as otherwise provided herein, neither this Agreement nor any rights or obligations may be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, that no consent shall be needed for assignment or other transfer to a person or entity who owns a majority interest in, or a majority interest of which is owned by, the transferring Party, or for a transfer to any person or entity to whom is being sold substantially all of the assets of such Party relating (for Tecomet) to its manufacture of HTC(TM) Grids or relating (for Trex Medical) to its products which use HTC(TM) Grids.

          10.6  Force Majeure.  Neither Party shall be liable in damages nor
                -------------
subject to termination of this Agreement by the other Party for any delay or default in performing any obligation hereunder if that delay or default is due to any cause beyond the Party's reasonable control, including but not limited to an act of any governmental authority, industrial dispute, fire, explosion, accident, power failure, flood, riot, or war; provided that, in order to excuse its delay or default hereunder, a Party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof, and shall use its best efforts to mitigate the duration and effect of such occurrence or cause; and provided, further, that within fifteen
(15) calendar days after the termination of such occurrence or cause, such Party shall give notice to the other Party specifying the date of termination thereof. All obligations of both Parties shall again apply upon the termination of such occurrence or cause.

          10.7  Severability.  If any provision of this Agreement is declared
                ------------
invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court.

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

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate counterparts by their duly authorized representatives.

        TECOMET INC.                         TREX MEDICAL SYSTEMS
                                             CORPORATION


By:     /s/ Wesley Schuster               By:     /s/ WJ Webb
        --------------------------                --------------------------

Name:   Wesley Schuster                   Name:   WJ Webb
        --------------------------                --------------------------

Title   President                         Title:  President and CEO
        --------------------------                --------------------------

Date    8/23/00                           Date    8/18/00
        --------------------------                --------------------------

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